                                                                       Exhibit A

                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT

                                          Three                    Twelve
                                       Months Ended             Months Ended
                                    September 30, 2001       September 30, 2001
                                    ------------------       ------------------

                                         Actual                     Actual

Operating Revenues                    $24,621,492               $259,205,781
                                      -----------               ------------

Operating Expenses:

Purchased Gas                          27,483,730                255,628,843
Purchased Electric                         64,517                  1,633,663
Operation                                 928,408                  5,993,125
Depreciation, Depletion
   & Amortization                          43,014                    212,279
Franchise & Other Taxes                     2,052                    105,719
                                      -----------               ------------
                                       28,521,721                263,573,629
                                      -----------               ------------

Operating Loss                         (3,900,229)                (4,367,848)
                                      -----------               ------------

Interest Income                           494,659                    924,705
Interest Expense                           77,224                  1,648,559
                                      -----------               ------------

Net Loss Before Taxes                  (3,482,794)                (5,091,702)
                                      -----------               ------------

Income Taxes:

Federal                                (2,458,295)                (2,870,607)
State                                       5,301                    101,563
Deferred                                1,302,965                  1,109,322
                                      -----------               ------------
                                       (1,150,029)                (1,659,722)
                                      -----------               ------------

Net Loss                              $(2,332,765)              $ (3,431,980)
                                      ===========               ============